Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

NuShares ETF Trust:

We consent to the use of our report dated September 29, 2017, with respect to the financial statements of NuShares Enhanced Yield U.S. Aggregate Bond ETF, a series of NuShares ETF Trust, as of July 31, 2017, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

November 28, 2017

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

NuShares ETF Trust:

We consent to the use of our report dated September 29, 2017, with respect to the financial statements of NuShares Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF, a series of NuShares ETF Trust, as of July 31, 2017, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

November 28, 2017